Pipex Pharmaceuticals Plans November NDA Filing for

COPREXA Based on Pre-NDA Meetings with FDA

Ann Arbor, Michigan, September 21, 2007 -- Pipex Pharmaceuticals, Inc. (AMEX: PP), a specialty pharmaceutical company developing innovative late-stage drug candidates for the treatment of neurologic and fibrotic diseases, announced today that it completed a series of pre-NDA meetings with the FDA yesterday regarding its lead drug candidate, COPREXA (oral tetrathiomolybdate), and that in November Pipex plans to submit its New Drug Application (NDA) for COPREXA for the treatment of initially presenting neurologic Wilson’s disease.

During the two separately scheduled pre-NDA meetings which Pipex completed yesterday, Pipex reviewed with the FDA the format and content of Pipex’s planned NDA submission of preclinical, clinical, manufacturing, stability and quality data for COPREXA for the treatment of initially presenting neurologic Wilson’s disease. Based upon these discussions and Pipex’s internal timelines to assemble adequate stability information and other analytical data from the COPREXA stability lots, Pipex believes it will submit the proposed NDA for COPREXA during November 2007.

“We view the meeting outcomes as highly positive, productive and informative, providing us with considerable clarity to assure that our planned application will meet the agency's needs. The meetings have given us considerable confidence that in November we will be able to submit an acceptable NDA package for FDA’s review” stated Charles L. Bisgaier, Ph.D., President of Pipex.

“As a clinician and inventor of COPREXA, I was extremely pleased with the reception of our proposed NDA submission at our meetings with the FDA,” said Dr. George Brewer, Professor Emeritus at the University of Michigan, and Chairman of Pipex’s COPREXA Scientific Advisory Board. “As a clinician having considerable experience in the treatment and management of Wilson’s disease patients, I believe that COPREXA will fulfill an important long standing unmet need for the treatment of initially-presenting neurologic Wilson’s disease, a serious debilitating life threatening disease which is not adequately addressed by existing therapies.”

“Based on our positive interactions with the FDA and our prior commitment to update investors in this third week of September, we are pleased to provide this updated guidance to the investment community for the timing of our proposed COPREXA NDA filing,” said Steve H. Kanzer, CPA, Esq., Pipex’s Chairman & CEO. He continued, “The clinical, manufacturing, analytical and quality assurance teams at Pipex continue to work expeditiously to meet our goal to make COPREXA available to these frequently misdiagnosed patients whom, if left untreated or treated by existing therapies, can experience a lifetime of permanent disability or death.”

About COPREXA

COPREXA is an oral, small-molecule, anti-copper agent that is highly specific for the reduction of free copper in serum, the most toxic form of copper in the body, and is thus suited for the treatment of central nervous system (CNS) diseases in which abnormal serum and CNS copper homeostasis are implicated. COPREXA has completed two pivotal clinical trials in 48 and 55 initially presenting neurologic Wilson’s disease patients, the results of which have been previously published(1)(2). Pipex is also developing COPREXA for fibrotic disorders based upon the rationale that the fibrotic disease process is dependent upon the availability of free copper in the body. COPREXA has demonstrated the ability to inhibit fibrosis in a number of well established animal models through the sequestration of available copper and inhibition of key fibrotric cytokines, including secreted protein acid rich in cysteine (SPARC), NF?B, TGF-ß, FGF-2, IL-1, IL-6, IL-8, and connective tissue growth factor (CTGF).

COPREXA has completed a 20-patient, one year, open label, phase I/II clinical trial for the treatment of refractory idiopathic pulmonary fibrosis (IPF), a fatal respiratory disease. The results of this trial were presented in May of this year at the annual meeting of the American Thoracic Society (ATS). Pipex is planning to initiate a phase III clinical trial of COPREXA in IPF and, if successful, Pipex may be permitted to file a supplemental NDA for COPREXA for this additional indication. COPREXA is also in a phase II clinical trial for the treatment of primary biliary cirrhosis (PBC), a fibrotic disease of the liver.

About Wilson’s Disease

Wilson’s disease is an autosomal recessive genetic disease attributable to mutations of the ATP7B gene. Worldwide, it is estimated that there are between 10 million and 30 million carriers of the heterozygous mutated gene. These mutations lead to an inability to properly clear excess free copper from the body via the liver into the bile and stool. As a result, copper accumulates in the liver and elevated levels of toxic free copper enter the systemic circulation, cross the blood brain barrier, and enter the cerebral spinal fluid (CSF) and brain. These increased levels of free copper cause significant neurologic damage, resulting in tremors, impaired speech, and Parkinson’s-like dystonia.

Psychiatric symptoms of neurologically-presenting Wilson’s patients will generally precede neurologic symptoms by months or years and may include loss of emotional control, temper tantrums, emotional outbursts, bouts of crying, severe depression, suicidal ideation, loss of inhibitions, delusions, hallucinations and loss of ability to focus on tasks. Neurologic symptoms later develop as a result of neurodegeneration in the basal ganglia of the brain and include impaired speech, tremor, dystonia, incoordination and dysphasia. Crippling movement disorders may ultimately occur. Without proper treatment, Wilson’s disease is usually fatal by the age of 30. However, if treatment is begun early enough, symptomatic recovery is usually complete and a life of normal length and quality can be expected.

About Pipex Pharmaceuticals, Inc.

Pipex Pharmaceuticals, Inc. (“Pipex”) is a specialty pharmaceutical company that is developing proprietary, late-stage drug candidates for the treatment of neurologic and fibrotic diseases. Pipex’s strategy is to exclusively in-license proprietary, clinical-stage drug candidates and complete the further clinical testing, manufacturing and regulatory requirements sufficient to seek marketing authorizations via the filing of New Drug Applications (NDAs) with the FDA in the US and Marketing Application Authorizations (MAAs) with the European Medicines Evaluation Agency (EMEA). For further information please visit www.pipexinc.com.

(1)        Brewer, G.J., et al., Treatment of Wilson disease with ammonium tetrathiomolybdate: III. Initial therapy in a total of 55 neurologically affected patients and follow-up with zinc therapy. Arch Neurol. 2003 Mar; 60(3):379-85.

(2)        Brewer, G.J., Askari, F., Lorincz, M.T., Carlson, M., Schilsky, M., Kluin, K.J., Hedera, P., Moretti, P., Fink, J.K., Tankanow, R., et al. 2006. Treatment of Wilson disease with ammonium tetrathiomolybdate: IV. Comparison of tetrathiomolybdate and trientine in a double-blind study of treatment of the neurologic presentation of Wilson disease. Arch Neurol 63:521-527.

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, that reflect Pipex Pharmaceuticals, Inc.’s current expectations about its future results, performance, prospects and opportunities, including statements regarding having the data necessary to meet the formatting requirements established by the FDA, generating the necessary stability and analytical data by November 2007, the potential for a proposed NDA filing for COPREXA, as well as whether the FDA would accept or approve the proposed NDA filing for COPREXA. Where possible, the Company has tried to identify these forward-looking statements by using words such as "anticipates," "believes," "intends," or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements including the risks set forth in our Form 10-KSB and other filings with the Securities and Exchange Commission. We cannot assure you that we will be able to successfully develop or commercialize products based on our technologies, including COPREXA, TRIMESTA, zinc-monocysteine, EFFIRMA, SOLOVAX, or Anti-CD4 802-2, particularly in light of the significant uncertainty inherent in developing, manufacturing and conducting preclinical and clinical trials of new pharmaceuticals, and obtaining regulatory approvals, that our technologies will prove to be safe and effective, that our cash expenditures will not exceed projected levels, that we will be able to obtain future financing or funds when needed, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that we will be able to successfully obtain any further grants and awards, maintain our existing grants which are subject to performance, that we will be able to patent, register or protect our technology from challenge and products from competition or maintain or expand our license agreements with our current licensors, or that our business strategy will be successful. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise.

For Further Information Contact:

Steve H. Kanzer, CPA, Esq.

Chairman and Chief Executive Officer

(734) 332-7800

Thomas Redington (Investor Relations)

Redington, Inc.

(203) 222-7399